PITTSBURGH & WEST VIRGINIA RAILROAD

NOMINEE HOLDER CERTIFICATION

The undersigned, a bank, broker or other nominee holder of rights (“Rights”) to purchase common shares of beneficial interest, no par value (“Common Shares”), of Pittsburgh & West Virginia Railroad (“PW”) pursuant to the Rights offering described in the prospectus, dated February [  ], 2011 (the “Prospectus”), hereby certifies to PW and to StockTrans Inc., as Subscription Agent for such Rights offering, that for each numbered line filled in below the undersigned has exercised, on behalf of the beneficial owner thereof (which may be the undersigned), Rights to purchase the number of Common Shares specified on such line.

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Number of Class A Common Shares Subscribed For

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Total =

Total Payment Submitted: (Total Number of Common Shares subscribed for x $9.00) = $_______________________________

NAME AND ADDRESS OF NOMINEE FIRMS:	SIGNATURE:

Name	Name of Nominee Firm

Address	Authorized Signature

City State Zip Code	Print Name Title

Contact:
Phone Number:
DTC Participant Number: